Digirad Corporation 8-K

Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 10, 2019, is entered into by and between Digirad Corporation, a Delaware corporation (the “Company”), and Lone Star Value Investors, LP, a Delaware limited partnership (“Purchaser”).

WITNESSETH:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 3, 2019, by and among the Company, ATRM Holdings, Inc. and Digirad Acquisition Corporation (the “Merger Agreement”), for the acquisition of ATRM Holdings, Inc. by the Company (the “Merger”), the completion of the Merger is conditioned on, among other things, the sale by the Company of no less than $3,000,000 of the Company’s 10.0% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share upon the terms set forth on the Certificate of Designation attached as Exhibit A (“Preferred Stock”), in a private placement prior to the Merger;

WHEREAS, in satisfaction of its obligations under the Merger Agreement, subject to the terms and conditions set forth in this Agreement, and pursuant to Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell shares of the Preferred Stock, in a private placement as more fully set forth herein (the “Private Placement”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company in the Private Placement, 300,000 shares of Preferred Stock.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Private Placement Terms.

1.1         Purchase and Sale.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company will sell and Purchaser will purchase 300,000 shares of Preferred Stock (the “Shares”) at a purchase price of $10.00 per share, for the aggregate purchase price of $3,000,000.

1.2         Closing.  Upon the terms and subject to the conditions of this Agreement, unless this Agreement is terminated pursuant to its terms, the closing of the transactions contemplated under this Agreement (the “Closing”) will take place (a) by remote closing through the exchange of signatures by electronic mail or other appropriate electronic means as promptly as practicable following the satisfaction or waiver of the conditions set forth in Section 2 hereof, other than conditions which by their terms are to be satisfied at the Closing or (b) such other location, date or time as the parties hereto may mutually agree, (the “Closing Date”). At the Closing, Purchaser shall pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall issue the Shares to Purchaser.

2.             Conditions to Closing.

2.1         Conditions to Both Parties’ Obligations. The obligations of both Purchaser and the Company to consummate the Closing on the terms set forth in this Agreement are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)           No order, injection, statute, rule, regulation or decree shall have been issued, enacted, entered, promulgated or enforced by a governmental entity that prohibits, restrains, enjoins or makes illegal the consummation of the transactions contemplated by this Agreement.

(b)           All conditions to closing required to be performed under the Merger Agreement at or prior to the Closing Date shall have been satisfied or waived as of the Closing Date, except to the extent such conditions shall be satisfied at the closing of the Merger, and the Company shall promptly deliver to Purchaser an officer’s certificate confirming the satisfaction of this condition.

(c)           The execution of a Registration Rights Agreement by and between the Company and Purchaser providing Purchaser with certain rights to demand registration of the Shares.

2.2         Conditions to Obligations of Purchaser.  The obligation of Purchaser to purchase the Shares is subject to the satisfaction or waiver at or prior to Closing of the following condition:

(a)           The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b)           The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

(c)           There shall not have occurred a material adverse change in the condition of the Company.

2.3         Conditions to Obligations of the Company.  The obligation of the Company to issue the Shares is subject to the satisfaction or waiver at or prior to Closing of the following conditions:

(a)           The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b)           Purchaser shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

3.             Representations and Warranties of the Company.  The Company represents and warrants to Purchaser as follows:

3.1         Corporate Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

3.2         Authorization.  The Company has the requisite power and authority to enter into and perform this Agreement and any other agreements, documents and instruments delivered together with this Agreement or in connection herewith (collectively with this Agreement, the “Transaction Documents”) and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company’s board of directors or the Company’s stockholders is required.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.3         Approvals and Consents.  The Company is not required to obtain any further consent, authorization or order of, or make any filing or registration with, any court, governmental agency (other than the filing of the Certificate of Designation with the Delaware Secretary of State which the Company shall make prior to the Closing) or any other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to issue and sell the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Purchaser herein.

3.4         Due and Valid Issuance.  At Closing, the Shares will be duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.5         Material Compliance with Applicable Laws.  Neither the Company nor any of its subsidiaries is in material violation of, and neither the execution, delivery nor performance of any of the Transaction Documents has or will result in a material violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries.

3.6         Financial Information.  The Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2019 and August 13, 2019, respectively, (i) are true, complete and correct in all respects, (ii) were prepared on a consistent basis throughout the periods indicated therein and (iii) in all material respects, present fairly the financial condition of the business of the Company insofar as may be presented by such data, as of the dates and during the periods indicated therein.

3.7         SEC Reports.  The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC since December 31, 2018 (the “Company SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.8         Finders.  The Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless Purchaser, its officers, directors, affiliates, subsidiaries, employees and agents (as applicable) from liability for any compensation to any such intermediary retained by the Company and the fees and expenses of defending against such liability or alleged liability.

3.9         No Litigation.  There is no litigation or governmental or administrative proceeding or investigation pending with respect to the Shares or, to the actual knowledge of the Company after reasonable inquiry or investigation, threatened against the Company with respect to the Shares, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such claim may be asserted.

3.10      No General Solicitation or Advertising.  At no time has the Company presented Purchaser or any other party with or solicited Purchaser or any other party through any article, notice, or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement, or any other form of general solicitation or advertising.

3.11      Survival.  The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

4.             Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to and agrees with the Company as follows:

4.1        Organization of Purchaser.  If Purchaser is not a natural person, Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power to own its assets and to carry on its business.

4.2         Authorization.  Purchaser has the requisite capacity, power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder.  If Purchaser is not a natural person, the execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary entity action, and no further consent or authorization of Purchaser or its board of directors, stockholders, managers, partners or members, as the case may be, is required.  The Transaction Documents have been duly authorized, executed and delivered by Purchaser and constitute, or shall constitute when executed and delivered, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

4.3         Approvals and Consents.  Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

4.4         Investment.  Purchaser is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in the Shares.  Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such third party with respect to the Shares.

4.5         Exemption From Registration.  Purchaser acknowledges that the Private Placement is intended to be exempt from registration under the Securities Act by virtue of Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act.  In furtherance thereof, Purchaser represents and warrants to the Company as follows:

(a)        Purchaser realizes that the basis for the exemption from registration under the Securities Act may not be present if, notwithstanding any representation and/or warranty to the contrary contained in this Agreement, Purchaser has in mind merely acquiring the Shares for a fixed or determinable period of time;

(b)         Purchaser has the financial ability to bear the economic risk of its investment in the Shares, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

(c)          Purchaser, either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

4.6         Accredited Investor.  Purchaser has reviewed the definition of an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D of the Securities Act, and Purchaser is an “accredited investor” as defined thereunder.

4.7         Available Information.  Purchaser:

(a)         Has been furnished by the Company during the course of the Private Placement with all information regarding the Company, the terms and conditions of the Private Placement and any additional information that Purchaser, its representative, attorney and/or accountant deem necessary to enable it to make an informed investment decision concerning the purchase of the Shares;

(b)         Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the Private Placement, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(c)         Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Private Placement and other matters pertaining to an investment in the Shares, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(d)          Has not been furnished with any oral representation or oral information in connection with the Private Placement; and

(e)          Has determined that the Shares are a suitable investment for Purchaser and that at this time Purchaser could bear a complete loss of its investment in the Shares.

4.8         Non-Reliance.  No representation or warranty (written or oral) has been made to Purchaser by the Company, or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein and in subscribing for the Shares Purchaser is not relying upon any representations other than those contained herein.

4.9         Transfer Restrictions.  Purchaser shall not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and Purchaser fully understands and agrees that Purchaser must bear the economic risk of Purchaser’s purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available.  In particular, Purchaser is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act and that Purchaser may be considered an “affiliate” of the Company as defined in that Rule.  Purchaser further understands that sale or transfer of the Shares is further restricted by state securities laws and the provisions of this Agreement.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including the time and manner of sale, the holding period for the Shares, and requirements relating to the Company that are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.10      Legends. Purchaser understands and acknowledges that that each certificate representing the Shares may be endorsed with substantially the following legends:

(a)         “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”; and

(b)           Any other legends required by applicable state or federal securities laws or any applicable state laws regulating the Company’s business.

4.11      Non-Marketable Investments.  Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to Purchaser’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

4.12      Finders.  Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from liability for any compensation to any such intermediary retained by Purchaser and the fees and expenses of defending against such liability or alleged liability.

4.13      No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in the breach by Purchaser of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to any provision or restriction of any material loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character to which any material assets or properties of Purchaser is subject or by which Purchaser is bound.

4.14      No General Solicitation or Advertising.  The offer to sell the Shares was communicated directly to Purchaser by the Company or the Company’s agent.  At no time was Purchaser presented with or solicited by or through any article, notice or other communication published in any newspaper or other leaflet, public promotional meeting, television, radio or other broadcast or transmittal advertisement or any other form of general solicitation or advertising.

4.15      Survival.  The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

5.             Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and Purchaser, or as set forth below.

5.1        Termination by Purchaser.  Provided that it is not in material breach of this Agreement, Purchaser may terminate this Agreement in its sole discretion if all of the conditions in Section 2.2 herein are not satisfied or waived on or before November 30, 2019.

5.2        Termination by the Company.  Provided that it is not in material breach of this Agreement, the Company may terminate this Agreement in its sole discretion if all of the conditions in Section 2.3 herein are not satisfied or waived on or before November 30, 2019.

5.3         Effect of Termination. Upon the termination of this Agreement in accordance with the terms hereof, this Agreement shall be of no further force or effect and no party hereto shall have any further obligation or liability to the other party hereto in connection herewith.

6.             General Provisions.

6.1        Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter, and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.  Any failure by the Company or Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. At any time prior to Closing, the parties hereto may, to the extent legally permitted, (i) waive any inaccuracies in the representations and warranties contained herein or (ii) waive compliance with any of the agreements or conditions contained herein. Any waiver shall be valid only if and to the extent set forth in a written instrument signed on behalf of the waiving party. Such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

6.2        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to a nationally recognized overnight courier (or the next business day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) or when sent via email (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser:

53 Forest Ave., 1st Floor

Old Greenwich, CT 06870

Attention: Jeffrey Eberwein

If to the Company:

Digirad Corporation

1048 Industrial Court

Suwanee, GA 30024

Attention:  Matthew G. Molchan,

President and Chief Executive Officer

6.3         Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction and venue of the courts of the State of Delaware or of the United States of America located in Delaware, for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against any other party hereto and hereby irrevocably agree (a) that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (b) not to commence any action suit or proceeding relating to this Agreement other than in such court. Each party hereto irrevocably and unconditionally waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, (i) any objection to the laying of venue of any such suit, action or proceeding brought in any such court, (ii) any claim that such party is not personally subject to the jurisdiction of any such court, and (iii) any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.

6.4         Binding Effect; Assignment.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and Purchaser and each of their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party.  Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

6.5         Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.6         Headings.  The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.7         Interpretation; Construction.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. No provision of this Agreement shall be construed to require the Company, Purchaser or any of their respective officers, directors, subsidiaries or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation. This Agreement shall be construed without regard to any presumption or interpretation against the party drafting or causing any instrument to be drafted.

6.8         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

6.9         Information Confidential. Purchaser acknowledges that the information received by it pursuant hereto may be confidential and is for its use only.  Purchaser agrees that it will not use such information in violation of the Exchange Act, or reproduce, disclose or disseminate such information to any other person, unless the Company has made such information available to the public generally.

6.10       Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page FollowS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

digirad corporation

By:	/s/ Matthew G. Molchan
	Name:	Matthew G. Molchan
	Title:	President and Chief Executive Officer

LONE STAR VALUE INVESTOR, LP

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Sole Member, Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Exhibit A

Certificate of Designation